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Exhibit 99.10

GREAT LAKES CHEMICAL CORPORATION

OFFER TO EXCHANGE     SHARES OF
CLASS B COMMON STOCK OF OSCA, INC. FOR
EACH SHARE OF COMMON STOCK OF GREAT LAKES CORPORATION
UP TO AN AGGREGATE OF         SHARES OF GREAT LAKES COMMON STOCK

To Our Clients:

    Enclosed for your consideration is an offering circular-prospectus, dated              , 2001, and a Letter of Transmittal relating to the offer by Great Lakes to exchange      shares of OSCA Class B common stock for each tendered share of Great Lakes common stock, up to an aggregate of         shares of Great Lakes common stock tendered and exchanged. The Letter of Transmittal is furnished to you for information only and may not be used by you to tender your shares of Great Lakes common stock.

    The material is being forwarded to you as the beneficial owner of Great Lakes common stock carried by us in your account but not registered in your name. A tender of your shares of Great Lakes common stock may only be made by us as the registered holder and pursuant to your instructions. Therefore, Great Lakes urges holders of Great Lakes common stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to participate in the exchange offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all of your shares of Great Lakes common stock held by us for your account pursuant to the terms and conditions set forth in the enclosed offering circular-prospectus and the related Letter of Transmittal.

    Your instructions to us should be forwarded at least three business days prior to the expiration date, as defined below, in order to permit us to tender your shares of Great Lakes common stock in accordance with the provisions of the exchange offer. THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON            , 2001, OR IF EXTENDED BY GREAT LAKES, THE LATEST DATE AND TIME TO WHICH EXTENDED (THE "EXPIRATION DATE"). Great Lakes common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the offering circular-prospectus, at any time prior to the expiration date and after            , 2001, if not theretofore accepted for exchange by Great Lakes.

    Your attention is directed to the following:

  1.
  The exchange offer is for up to an aggregate of         shares of Great Lakes common stock.

  2.
  Great Lakes' obligation to accept shares of Great Lakes common stock tendered in the exchange offer is subject to certain conditions specified in the offering circular-prospectus.

    If you wish to have us tender any or all of your shares of Great Lakes common stock, please so instruct us by completing, executing and returning to us the instruction form which appears on the reverse side of this letter.

INSTRUCTIONS

     I acknowledge receipt of your letter and the enclosed material referred to therein relating to Great Lakes' offer to exchange shares of OSCA Class B common stock for shares of Great Lakes common stock at a fixed ratio. I hereby instruct you to tender the shares of Great Lakes common stock indicated below (or, if no number is indicated below, all shares) held by you for my account, pursuant to the terms of and conditions set forth in the offering circular-prospectus, the Letter of Transmittal and the Instructions to the Letter of Transmittal.

      / /  Please tender all of my shares of Great Lakes common stock held by you for my account.

      / /  Please tender     (number) of the shares of Great Lakes common stock held by you for my account.

ODD-LOTS

      / /  By checking this box, I represent that I own beneficially and of record an aggregate of less than 100 shares of Great Lakes common stock and am tendering all my shares of Great Lakes common stock.

UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES OF GREAT LAKES COMMON STOCK HELD BY US IN YOUR ACCOUNT.

SIGNATURE	SIGNATURE

PLEASE PRINT NAME HERE	PLEASE PRINT NAME HERE

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR
ACCOUNT, NOT THE EXCHANGE AGENT, INFORMATION AGENT, GREAT LAKES OR OSCA.

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  Exhibit 99.10
INSTRUCTIONS
ODD-LOTS